EXHIBIT 99.1

Concurrent Reports Fiscal 2010 First Quarter Results

ATLANTA, Georgia, October 27, 2009 – Concurrent (Nasdaq: CCUR), a worldwide leader in video and media data and advertising solutions, today announced results for its fiscal year 2010 first quarter ended September 30, 2009.

Company-wide revenue for the first quarter of fiscal year 2010 was approximately $12.8 million, compared to $18.3 million in the first quarter of fiscal 2009.  Gross margins for the first quarter of fiscal year 2010 were 60.7%, compared to 56.1% in the prior year’s first quarter.   Operating expenses for first quarter of fiscal year 2010 were $8.8 million, compared to $9.7 million in the prior year’s first quarter.   The Company incurred a net loss of $1.0 million, or $0.12 per diluted share, in the first quarter of fiscal year 2010 compared to net income of $93,000, or $0.01 per diluted share, in the same quarter of the previous fiscal year.

“Our video-on-demand business continued to be impacted by reduced spending by our top two North American MSO customers which led to lower revenues in the first quarter.  The impact on revenue was due to delays in implementing new projects in combination with utilization of existing VOD capacity, not cancellation of orders or loss of market share.  In fact the video-on-demand market is experiencing double digit growth in consumer viewing,” commented Dan Mondor, Concurrent President and Chief Executive Officer. “We believe our first half of fiscal 2010 will be the bottom of this spending slow-down. The video market continues to migrate to an on-demand viewing experience across all three screens and we are committed to provide new video and media data and advertising solutions to our current and prospective customers.”

Conference Call Information
Concurrent will hold a conference call to discuss first quarter results today, Tuesday, October 27, 2009, at 10:00 a.m. ET, which will be broadcast live at www.ccur.com, under the Investor Relations page.  The call can be accessed live by dialing 1-800-841-9385 and entering pass code 091027.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

Concurrent Reports First Quarter Fiscal 2010 Results
October 27, 2009

About Concurrent
Concurrent (Nasdaq: CCUR) is a global leader in innovative solutions that enable the seamless delivery, management and monetization of video on any screen.  Built on a solid foundation of video firsts and Emmy® Award winning technology, Concurrent’s screen-independent video delivery solutions create a truly holistic, 360-degree view of the consumer video experience.  Concurrent provides customers in the cable, telco, wireless, Web, advertising and content development industries with new revenue opportunities by harnessing the full potential of video.  Concurrent’s video solutions are built upon a rich heritage of high-performance, real-time technology which also powers solutions for the defense, aerospace, automotive and financial industries.  Concurrent is a global company with offices in North America, Europe and Asia.  For more information, please visit www.ccur.com.

For more information, contact:
Concurrent Investor Relations
Kirk Somers
678.258.4000
investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied;  delays or cancellations of customer orders; changes in product demand; economic conditions; our ability to satisfy the financial covenants in our credit agreement; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of our products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base and in light of the current negative macro-economic environment; privacy issues regarding data collection; and the success of our relationship with Alcatel-Lucent and other partners.

Concurrent Reports First Quarter Fiscal 2010 Results
October 27, 2009

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission (the SEC) on August 28, 2009, and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended September 30,
	2009	2008

Revenues:
Product	$6,682	$12,049
Service	6,068	6,286
Total revenues	12,750	18,335

Cost of sales:
Product	2,890	5,635
Service	2,121	2,418
Total cost of sales	5,011	8,053

Gross margin	7,739	10,282

Operating expenses:
Sales and marketing	3,805	3,568
Research and development	3,100	3,839
General and administrative	1,917	2,323
Total operating expenses	8,822	9,730

Operating (loss) income	(1,083)	552

Other income (loss) - net	98	(209)
(Loss) income before income taxes	(985)	343

Income tax provision	30	250

Net (loss) income	$(1,015)	$93

Basic net (loss) income per share	$(0.12)	$0.01

Diluted net (loss) income per share	$(0.12)	$0.01

Basic weighted average shares outstanding	8,286	8,292

Diluted weighted average shares outstanding	8,286	8,308

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30, 2009	June 30, 2009

Revenues:
Product	$6,682	$8,851
Service	6,068	7,091
Total revenues	12,750	15,942

Cost of sales:
Product	2,890	4,156
Service	2,121	2,354
Total cost of sales	5,011	6,510

Gross margin	7,739	9,432

Operating expenses:
Sales and marketing	3,805	3,792
Research and development	3,100	3,104
General and administrative	1,917	2,194
Total operating expenses	8,822	9,090

Operating (loss) income	(1,083)	342
Other income - net	98	228
(Loss) income before income taxes	(985)	570
Provision for income taxes	30	325
Net (loss) income	$(1,015)	$245
Basic net (loss) income per share	$(0.12)	$0.03
Diluted net (loss) income per share	$(0.12)	$0.03
Basic weighted average shares outstanding	8,286	8,282
Diluted weighted average shares outstanding	8,286	8,335

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30, 2009	June 30, 2009
	(unaudited)

ASSETS
Cash and cash equivalents	$27,184	$29,110
Trade accounts receivable, net	10,997	14,546
Inventories	4,134	3,060
Prepaid expenses and other current assets	1,887	1,444
Total current assets	44,202	48,160

Property, plant and equipment, net	4,560	3,860
Intangible assets, net	4,151	4,423
Other long-term assets	748	692
Total assets	$53,661	$57,135

LIABILITIES
Accounts payable and accrued expenses	$8,969	$10,582
Deferred revenue	6,679	7,870
Total current liabilities	15,648	18,452

Long-term deferred revenue	836	1,041
Revolving bank line of credit - non-current	949	949
Other long-term liabilities	3,539	3,165
Total liabilities	20,972	23,607

STOCKHOLDERS' EQUITY
Common stock	83	83
Additional paid-in capital	205,232	205,222
Accumulated deficit	(173,274)	(172,259)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income	903	737
Total stockholders' equity	32,689	33,528
Total liabilities and stockholders' equity	$53,661	$57,135